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Exhibit 10.15

        This LANDLORD CONSENT TO SUBLEASE ("Consent Agreement") is entered into as of January, 2002 by and among EOP-Peninsula Office Park, L.L.C., a limited liability company ("Landlord"), RSA Security, Inc., a Delaware corporation ("Sublandlord"), and Serena Software, Inc., a                        corporation ("Subtenant").

RECITALS:

A.
Landlord (as successor in interest to Peninsula Office Park L.P.), as landlord, and Sublandlord (as successor in interest to Security Dynamics Technologies Inc.), as tenant, are parties to that certain lease agreement dated December 19, 1997, (collectively, the "Lease") pursuant to which Landlord has leased to Sublandlord certain premises containing approximately 26,728 rentable square feet (the "Premises") on the 3rdfloor of the building commonly known as located at 2755 Campus Drive, San Mateo, CA (the "Building").

B.
Sublandlord and Subtenant have entered into (or are about to enter into) that certain sublease agreement dated January            , 2002 attached hereto as Exhibit A (the "Sublease Agreement") pursuant to which Sublandlord has agreed to sublease to Subtenant certain premises described as follows: 26,728 square feet on the 3rd floor, (the "Sublet Premises") constituting all of the Premises.

C.
Sublandlord and Subtenant have requested Landlord's consent to the Sublease Agreement.

D.
Landlord has agreed to give such consent upon the terms and conditions contained in this Agreement.

        NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Sublease Agreement subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:

        1.    Sublease Agreement.    Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease Agreement is attached hereto and made a part hereof as Exhibit A.

        2.    Representations.    Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Sublet Premises to Subtenant, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Sublease Agreement and this Consent Agreement. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease Agreement and this Consent Agreement.

        3.    Indemnity and Insurance.    Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease with respect to the Sublet Premises, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations.

        4.    No Release.    Nothing contained in the Sublease Agreement or this Consent Agreement shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease Agreement or this Consent Agreement or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease Agreement, it being understood that

Landlord is not a party to the Sublease Agreement and, notwithstanding anything to the contrary contained in the Sublease Agreement, is not bound by any terms, provisions, representations or warranties contained in the Sublease Agreement and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.

        5.    Administrative Fee.    Upon Sublandlord's execution and delivery of this Consent Agreement, Sublandlord shall pay to Landlord the sum of $1,500 in consideration for Landlord's review of the Sublease Agreement and the preparation and delivery of this Consent Agreement.

        6.    No Transfer.    Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease Agreement or otherwise transfer its interest in the Sublet Premises or the Sublease Agreement to any person or entity without the written consent of Landlord in accordance with Section 14 of the Lease.

        7.    Lease.    In no event shall the Sublease Agreement or this Consent Agreement be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord's prior written approval and in accordance with the terms and conditions of the Lease.

        8.    Services.    Sublandlord hereby authorizes Subtenant, as agent for Sublandlord, to obtain services and materials for or related to the Sublet Premises, and Sublandlord agrees to pay for such services and materials as additional Rent under the Lease upon written demand from Landlord. However, as a convenience to Sublandlord, Landlord may bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Sublandlord from its primary obligation to pay for such services and materials. Subtenant covenants and agrees to reimburse Sublandlord as additional rent for any such costs paid by Sublandlord for services attributable to Subtenant.

        9.    Attornment.    If the Lease or Sublandlord's right to possession thereunder terminates for any reason prior to expiration of the Sublease Agreement, Subtenant agrees, at the election of Landlord, to attorn to Landlord upon the then executory terms and conditions of the Sublease Agreement for the remainder of the term of the Sublease Agreement. If Landlord does not so elect, the Sublease Agreement and all rights of Subtenant in the Sublet Premises shall terminate upon the date of termination of the Lease or Sublandlord's right to possession thereunder.

        10.    Payments Under the Sublease.    If at any time Sublandlord is in default under the terms of the Lease, Landlord shall have the right to contact Subtenant and require Subtenant to pay all rent due under the Sublease Agreement directly to Landlord until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed applied against any sums owed by Subtenant under the Sublease Agreement. Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority as Landlord deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Subtenant. If Subtenant fails to deliver its Sublease payments directly to Landlord as required herein following receipt of written notice from Landlord as described above, then Landlord shall have the right to remove any signage of Subtenant, at Subtenant's cost, located outside the Premises or in the Building lobby or elsewhere in the Building and to pursue any other rights or remedies available to Landlord at law or in equity.

        11.    Excess Rent.    (i)  If Landlord is entitled to any excess rent (defined below) from Sublandlord pursuant to the terms of the Lease, then, in addition to all rent otherwise payable by Sublandlord to Landlord under the Lease, Sublandlord shall also pay to Landlord 50% of the excess rent in accordance with Section 14.3 of the Lease. Landlord's share of excess rent for any period during the term of the Sublease Agreement which is for less than one month shall be a pro rata portion of the monthly installment due hereunder. As used herein, the "excess rent" shall be deemed to mean any payments from Subtenant under the Sublease Agreement which exceed the payments payable by Sublandlord to Landlord under the Lease for the Sublet Premises. Landlord's failure to bill Sublandlord for, or to otherwise collect, such sums shall in no manner be deemed a waiver by Landlord of its right to collect such sums in accordance with the Lease.

        12.    Sublandlord Notice Address.    If Sublandlord is subleasing the entire Premises or otherwise vacating the Premises, Sublandlord's new address for notices to Sublandlord under the Lease shall be as follows:                                        ; and if no address is filled in at the preceding blank (or if a post office box address is used for the preceding blank), then Landlord may continue to send notices to Sublandlord at the address(es) provided in, and in accordance with the terms of, the Lease.

        13.    Authority.    Each signatory of this Consent Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

        14.    Counterparts.    This Consent Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

        [SIGNATURES ARE ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent Agreement as of the date set forth above.

WITNESS/ATTEST:	LANDLORD:
EOP-PENINSULA OFFICE PARK, L.L.C., a limited liability company
	By:	, a(n)

	By:	, a(n)

	By:	, a(n)
Name (print):
Name:

Name (print):	Title:

WITNESS/ATTEST:	SUBLANDLORD:
RSA SECURITY, INC., a Delaware corporation
By:

Name:
Name (print):
Title:

Name (print):
WITNESS/ATTEST:	SUBTENANT:
SERENA SOFTWARE, INC., a corporation
By:

Name:
Name (print):
Title:

Name (print):

THIS PAGE IS REQUIRED IF PROPERTY IS IN DELAWARE,
MICHIGAN, OHIO, UTAH OR WASHINGTON STATE

LANDLORD ACKNOWLEDGMENTS

STATE OF California)
COUNTY OF                        ) ss:

        I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that                        , personally known to me to be the                        President of Equity Office Properties Trust, a Maryland real estate investment trust, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such officer of said entity being authorized so to do, (s)he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself/herself as such officer, as a free and voluntary act, and as the free and voluntary act and deed of said entity, for the uses and purposes therein set forth.

        GIVEN under my hand and official seal this    day of                        , 20    .

                      Notary Public

My Commission Expires:

SUBLANDLORD ACKNOWLEDGMENTS
Corporation

COMMONWEALTH OF MASSACHUSETTS)
COUNTY OF MIDDLESEX) ss:

        On this the    day of January, 2002, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared John F. Kennedy known to me to be Chief Financial Officer of RSA Security, Inc., one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                      Notary Public

My Commission Expires:

SUBTENANT ACKNOWLEDGMENTS
Corporation

STATE OF CALIFORNIA)
COUNTY OF                        ) ss:

        On this the    day of                        , 20    , before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared                        known to me to be                        President of Serena Software, Inc., one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                      Notary Public

My Commission Expires:

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LANDLORD ACKNOWLEDGMENTS
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